EXHIBIT 99.1

Global Geophysical Services Announces 2nd Quarter Earnings

HOUSTON, July 28, 2011 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) today announced financial results for its second quarter ended June 30, 2011.

Second Quarter Highlights

  The Company reported earnings per share of $0.02 for the second quarter of 2011 compared to a loss of ($0.41) per share for the corresponding period of 2010.
  Operating Income for the second quarter of 2011 was $8.1 million compared to an operating loss of ($10.9) million in the second quarter of 2010.
  Backlog as of June 30, 2011 was approximately $260 million compared to $179 million as of June 30, 2010, an increase of $81 million.
  The Company reported total revenues of $85.3 million in the second quarter of 2011, compared to $40.1 million for the corresponding period of 2010.

Richard Degner, President and CEO, commented:

"The company's second quarter results reflect program activity across all geographic regions. Revenues from international operations represented fifty percent of the company's activity for the quarter. International reveunes were primarily driven by Latin American activities and initial contributions from various programs in the Eastern Hemisphere. Licenses of Multi-client Services data library assets continue to be the primary driver of North American results, including revenues of $7.2 million from late sale licenses.

Operating margins continue to show improvement, and were approximately 12% on a year-to date basis. As previously noted, operating margins for the second quarter were impacted by reactivation costs for assets in the Eastern Hemisphere as well as costs for the re-deployment of assets across certain Latin American countries.

The overall pricing environment shows improvement, but still remains modest given meaningful increases in activity across all regions. Sector wide capacity continues to tighten.  Notably, North American data acquisition service capability is approaching near full utilization levels through early 2012.  GGS backlog remains at robust levels and stood at $260 million as of June 30, 2011.

In addition, Global continues to build out its integrated geophysical service capabilities. Notable milestones during the second quarter include:

  A diversified portfolio of data library assets in excess of 5200 square miles, up from approximately 2000 square miles as of June 30, 2010.
  Autoseis HDR (Global's proprietary land nodal recording technology) completing its first program as the primary recording platform.
  Establishing a backlog of multiple programs for Global's Microseismic service offering.
  Expanding the company's Basin Insight offering, integrating seismic data library with core and log based petrophysical information to create basin wide geomodels that describe shale sweet spots and reservoir detail.
  Expanding Global's supply chain with the capacity to source 50,000 channels annually of Autoseis HDR at a fraction of our historical spend.

We have also started to see increased transaction activity around the geographic areas of the company's Multi-client Services data assets. Along with the catalysts noted above, we expect to see improved operating performance in future periods."

Second Quarter Results

The following table sets forth our consolidated revenues for the three months ending June 30, 2011 and for the corresponding period in 2010.

Revenues by Service	Three Month Period Ended
	June 30,
	(unaudited)
	2011		2010
(Amounts in millions)	Amount	%	Amount	%
Proprietary Services	$ 46.4	54%	$ 16.4	41%
Multi-client Services	38.9	46%	23.7	59%
Total	$ 85.3	100%	$ 40.1	100%

Revenues by area	Three Month Period Ended
	June 30,
	(unaudited)
	2011		2010
	Amount	%	Amount	%
United States	$ 42.8	50%	$ 26.5	66%
International	42.5	50%	13.6	34%
Total	$ 85.3	100%	$ 40.1	100%

We recorded revenues of $85.3 million for the three months ended June 30, 2011 compared to $40.1 million for the same period ended in 2010, an increase of $45.2 million, or 113%.

We recorded revenues from Proprietary Services of $46.4 million for the three months ended June 30, 2011 compared to $16.4 million for the same period in 2010, an increase of $30.0 million, or 183%. Latin America represented $36.5 million of that revenue, an increase of $27.9 million from the corresponding period in 2010. This growth was driven by additional program activity in Colombia and Brazil.

Multi-client Services generated revenues of $38.9 million for the three months ended June 30, 2011 compared to $23.7 million for the same period of 2010, an increase of $15.2 million, or 64%.  The $38.9 million in Multi-client Services revenues included $7.2 million of late sale revenues and $31.6 million of pre-commitment revenues.  This compared to $0.5 million in late sale revenues and $22.9 million of pre-commitment revenues during the same period of 2010.  Table 1 provides selected data regarding our Multi-client Services Library activities.

Operating margins for the quarter ending June 30, 2011 were approximately 10%, compared to an operating loss in the same period during 2010. Cash flow from operations for the quarter ended June 30, 2011 increased by $8.5 million over the first quarter ended March 31, 2011.

Included within operating expenses for the three months ended June 30, 2011 is Multi-client Services amortization of $26.3 million, representing a 68% effective amortization rate. Gross depreciation expense for the quarter was $11.4 million, of which $4.5 million was capitalized in connection with our Multi-client Services library investments resulting in net depreciation expense of $6.9 million. Table 2 provides a reconciliation of Net Income to EBITDA (as a non-GAAP measure).

Six Months Ending June 30, 2011 Results

The following table sets forth our consolidated revenues for the six months ended June 30, 2011 and for the corresponding period in 2010.

Revenues by Service	Six Month Period Ended
	June 30,
	(unaudited)
	2011		2010
(Amounts in millions)	Amount	%	Amount	%
Proprietary Services	$ 85.5	53%	$ 61.1	61%
Multi-client Services	76.6	47%	39.7	39%
Total	$ 162.1	100%	$ 100.8	100%

Revenues by area	Six Month Period Ended
	June 30,
	(unaudited)
	2011		2010
	Amount	%	Amount	%
United States	$ 84.0	52%	$ 45.9	46%
International	78.1	48%	54.9	54%
Total	$ 162.1	100%	$ 100.8	100%

We recorded revenues of $162.1 million for the six months ended June 30, 2011 compared to $100.8 million for the same period ended in 2010, an increase of $61.3 million, or 61%.

We recorded revenues from Proprietary Services of $85.5 million for the six months ended June 30, 2011 compared to $61.1 million for the same period ended in 2010, an increase of $24.4 million, or 40%. Latin America represented $67.8 million of that revenue, an increase of $41.0 million from the corresponding period in 2010. This growth was driven by additional program activity in Colombia and Brazil.

Multi-client Services generated revenues of $76.6 million for the six months ended June 30, 2011 compared to $39.7 million for the same period of 2010, an increase of $36.9 million, or 93%.  The $76.6 million in Multi-client Services revenues included $17.6 million of late sale revenues and $58.0 million of pre-commitment revenues.  This compared to $4.8 million in late sale revenues and $34.5 million of pre-commitment revenues during the same period of 2010.  Table 1 provides selected data regarding our Multi-client Services Library activities.

Operating margins for the six months ended June 30, 2011 were approximately 12%, compared to an operating loss in the same period during 2010. Operating cash flow for the six months ended June 30, 2011 was $59.2 million.

Included within operating expenses for the six months ended June 30, 2011 is Multi-client Services amortization of $51.9 million, representing a 68% effective amortization rate. Gross depreciation expense for the quarter was $24.0 million, of which $9.2 million was capitalized in connection with our Multi-client Services library investments resulting in net depreciation expense of $14.8 million.

Backlog

Backlog as of June 30, 2011 was approximately $260 million ($152 million Multi-client Services pre-commitments; $108 million proprietary data services) compared to $179 million as of June 30, 2010. Backlog as of March 31, 2011 was approximately $278 million.

Conference Call and Webcast Information

Global Geophysical has scheduled a conference call for Thursday, July 28, 2011, at 2:00 p.m. Eastern Time.   Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/

Conference Call Information:
Title: Global Geophysical Services Q2 Earnings
Dial-in Numbers:
Participant Toll-Free Dial-In Number: (877) 312-5527
Participant International Dial-In Number: (253) 237-1145

About Global Geophysical Services, Inc.

GGS provides an integrated suite of Geoscience solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade® seismic data acquisition, Multi Client data library products, micro seismic monitoring, seismic data processing, data analysis, and interpretation services. GGS combines experience, innovation, operational safety, and environmental responsibility with leading edge geophysical technology to facilitate successful E&P execution.  GGS' combined product and service offerings provide the ability to Gain InSight™ in the exploration and production of hydrocarbons. GGS is headquartered in Houston, Texas. To learn more about GGS, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

Forward-Looking Statements

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this earnings release that address activities, events or developments that Global Geophysical expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements include but are not limited to statements about business outlook for the year, backlog and bid activity, business strategy, and related financial performance and statements with respect to future events. Such forward-looking statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other information currently available to management and believed to be appropriate.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, delays, reductions or cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, limited number of customers, credit risk related to our customers, asset impairments, the availability of capital resources, and operational disruptions. Global Geophysical Services, Inc. Form 10-K for the year ended December 31, 2010, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Global's business, results of operations, and financial condition. These forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategies and liquidity. Although the Company believes that the expectations reflected in such statements are reasonable, the Company can give no assurance that such expectations will be correct. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. We assume no obligation to update any such forward-looking statements.

Backlog estimates are based on a number of assumptions and estimates including assumptions related to foreign exchange rates, proportionate performance of contracts and our valuation of assets, such as seismic data, to be received by us as payment under certain agreements. The realization of our backlog estimates are further affected by our performance under term rate contracts, as the early or late completion of a project under term rate contracts will generally result in decreased or increased, as the case may be, revenues derived from these projects. Contracts for services are occasionally modified by mutual consent and may be cancelable by the client under certain circumstances. Consequently, backlog as of any particular date may not be indicative of actual operating results for any future period. More information can be found set forth under "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission.

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company believes EBITDA is useful to an investor in evaluating our operating performance because this measure is widely used by investors in the energy industry to measure a company's operating performance without regard to items excluded from the calculation of such term, which can vary substantially from company to company depending upon, among other factors, accounting methods, book value of assets, capital structure and the method by which assets were acquired. The Company further believes EBITDA helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from the company's operating structure. EBITDA is also used as a supplemental financial measure by the Company's management in presentations to our board of directors, as a basis for strategic planning and forecasting, and as a component for setting incentive compensation.

EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA as an analytical tool include:

  EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or capital commitments;
  EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, our debt;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;
  and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.
GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Month Period Ended June 30,		Six Month Period Ended June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

REVENUES	$ 85,300,683	$ 40,110,189	$ 162,135,777	$ 100,771,385

OPERATING EXPENSES	65,998,958	39,216,264	121,074,330	97,977,655

GROSS PROFIT	19,301,725	893,925	41,061,447	2,793,730

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	11,224,602	11,777,991	22,236,420	20,027,275

INCOME (LOSS) FROM OPERATIONS	8,077,123	(10,884,066)	18,825,027	(17,233,545)

OTHER EXPENSE
Interest expense, net	(6,283,336)	(5,425,185)	(12,090,456)	(10,009,303)
Foreign exchange gain (loss)	883,777	49,983	1,701,323	(166,251)
Loss on extinguishment of debt	--	(6,035,841)	--	(6,035,841)
Other income (expense)	--	(3,227)	(103)	307,818
TOTAL OTHER EXPENSE	(5,399,559)	(11,414,270)	(10,389,236)	(15,903,577)

INCOME (LOSS) BEFORE INCOME TAXES	2,677,564	(22,298,336)	8,435,791	(33,137,122)

INCOME TAX EXPENSE (BENEFIT)	1,942,807	(10,233,938)	4,955,069	(13,835,206)

INCOME (LOSS) AFTER INCOME TAXES	734,757	(12,064,398)	3,480,722	(19,301,916)

NET INCOME, attributable to noncontrolling interests	149,678	--	106,161	--

NET INCOME (LOSS), attributable to common shareholders	$ 585,079	$ (12,064,398)	$ 3,374,561	$ (19,301,916)

INCOME (LOSS) PER COMMON SHARE
Basic	$ .02	$ (.41)	$ .09	$ (1.02)
Diluted	$ .02	$ (.41)	$ .09	$ (1.02)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	36,431,461	29,503,545	36,419,711	18,930,315
Diluted	36,748,933	29,503,545	36,725,632	18,930,315

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 13,153,158	$ 28,237,302
Restricted cash investments	5,684,222	2,443,857
Accounts receivable, net	82,978,305	69,509,391
Income and other taxes receivable	6,666,278	6,954,864
Prepaid expenses and other current assets	8,083,668	4,842,496
TOTAL CURRENT ASSETS	116,565,631	111,987,910

MULTI-CLIENT LIBRARY, net	207,011,410	145,896,355

PROPERTY AND EQUIPMENT, net	116,718,871	126,963,953

GOODWILL	12,380,964	12,380,964

INTANGIBLE ASSETS	8,969,191	7,870,811

DEFERRED TAX ASSET	1,092,942	2,031,048

OTHER	6,133,174	6,135,459

TOTAL ASSETS	$ 468,872,183	$ 413,266,500

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (CONTINUED)

	June 30, 2011	December 31, 2010
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 42,601,593	$ 44,058,306
Current portion of long-term debt	5,517,641	3,344,261
Current portion of capital lease obligations	3,857,760	--
Income and other taxes payable	2,810,471	5,601,356
Deferred revenue	57,753,385	47,496,895
TOTAL CURRENT LIABILITIES	112,540,850	100,500,818

LONG-TERM DEBT, net of current portion and unamortized discount	244,037,270	209,418,242

CAPITAL LEASE OBLIGATIONS, net of current portion	2,876,929	--

NONCONTROLLING INTERESTS	1,596,906	1,490,745

TOTAL LIABILITIES	361,051,955	311,409,805

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common Stock, $.01 par value, authorized	460,001	455,862
100,000,000 shares, 46,000,065 and 45,586,215 issued
and 36,420,960 and 36,142,985 outstanding at June 30, 2011
and December 31, 2010, respectively
Additional paid-in capital	242,536,569	239,248,935
Accumulated deficit	(38,771,194)	(42,145,755)
	204,225,376	197,559,042

Less: treasury stock, at cost, 9,579,105 and 9,443,230	96,405,148	95,702,347
shares at June 30, 2011 and December 31, 2010, respectively
TOTAL STOCKHOLDERS' EQUITY	107,820,228	101,856,695

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 468,872,183	$ 413,266,500

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Month Period Ended June 30,
	2011	2010
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss), attributable to common shareholders	$ 3,374,561	$ (19,301,916)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	76,729,063	52,256,839
Capitalized depreciation for Multi-client library	(9,198,178)	(12,034,175)
Amortization of debt issuance costs	634,873	438,277
Loss on extinguishment of debt	--	6,035,841
Noncontrolling interests	106,161	--
Stock-based compensation	2,482,534	1,461,115
Non-cash charitable contribution	103,189	--
Non-cash revenue from Multi-client data exchange	(1,057,475)	(586,932)
Deferred tax expense (benefit)	938,106	(3,826,131)
Unrealized gain on derivative instrument	--	(331,163)
Gain on disposal of property and equipment	(1,113,193)	(98,991)
Effects of changes in operating assets and liabilities:
Accounts receivable, net	(13,468,914)	36,109,869
Prepaid expenses and other current assets	(3,241,172)	7,820,716
Other assets	(313,560)	698,340
Accounts payable and accrued expenses	(3,890,541)	(6,061,754)
Deferred revenue	9,625,306	3,074,908
Income and other taxes receivable	288,586	(11,978,395)
Income and other taxes payable	(2,790,885)	(398,832)
NET CASH PROVIDED BY OPERATING ACTIVITIES	59,208,461	53,277,616

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(11,531,803)	(3,579,483)
Investment in Multi-client library	(102,083,403)	(65,602,867)
Change in restricted cash investments	(3,240,365)	1,425,344
Purchase of business	(1,000,000)	--
Proceeds from the sale of property and equipment	9,067,168	152,398
NET CASH USED IN INVESTING ACTIVITIES	(108,788,403)	(67,604,608)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of discount	5,066,526	194,018,000
Principal payments on long-term debt	(3,093,146)	(169,890,253)
Net proceeds from revolving credit facility	33,500,000	--
Debt issuance costs	--	(5,922,307)
Principal payments on capital lease obligations	(980,831)	(2,063,018)
Purchase of treasury stock	(702,801)	(1,250,250)
Issuances of stock, net	706,050	76,433,437
NET CASH PROVIDED BY FINANCING ACTIVITIES	34,495,798	91,325,609

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(15,084,144)	76,998,617

CASH AND CASH EQUIVALENTS, beginning of period	28,237,302	17,026,865

CASH AND CASH EQUIVALENTS, end of period	$ 13,153,158	$ 94,025,482

Table 1: Selected Multi-client Services additional data (UNAUDITED)

	2008	2009	2010	YTD 2011	Q2-2010	Q2-2011
Multi-client Services revenues (period)
Pre-commitments	24,984,669	13,364,567	109,109,353	57,956,981	22,908,669	31,566,925
Late sales	--	2,250,000	16,376,478	17,631,926	497,000	7,200,688
Subtotal	24,984,669	15,614,567	125,485,831	75,588,907	23,405,669	38,767,613
Non-cash data swaps	--	8,880,000	9,381,991	1,057,475	343,466	84,177
Total Revenue	24,984,669	24,494,567	134,867,822	76,646,382	23,749,135	38,851,790

Multi-client Services amortization	19,144,526	18,629,279	92,702,427	51,855,185	14,242,685	26,344,609
Average amortization rate (%)	77%	76%	69%	68%	60%	68%

Revenues (cumulative)
Pre-commitments	24,984,669	38,349,236	147,458,589	205,415,570	72,854,309	205,415,570
Late sales	--	2,250,000	18,626,478	36,258,404	7,057,060	36,258,404
Subtotal	24,984,669	40,599,236	166,085,067	241,673,974	79,911,369	241,673,974
Non-cash data swaps	--	8,880,000	18,261,991	19,319,466	9,223,466	19,319,466
Total Revenue	24,984,669	49,479,236	184,347,058	260,993,440	89,134,835	260,993,440

Amortization (cumulative)	19,144,526	37,773,805	130,476,232	182,331,417	60,708,789	182,331,417
Average amortization rate (%)	77%	76%	71%	70%	68%	70%

Multi-client Services investment (period)
Cash	25,169,740	34,352,781	170,755,195	102,780,112	40,273,334	50,008,519
Capitalized depreciation	3,037,442	3,729,363	20,369,366	9,198,178	6,562,358	4,531,464
Non-cash data swaps	--	8,880,000	10,078,700	991,950	586,932	--
Total	28,207,182	46,962,144	201,203,261	112,970,240	47,422,624	54,539,983

Investment (cumulative)
Cash	25,169,740	59,522,521	230,277,716	333,057,828	125,125,388	333,057,828
Capitalized depreciation	3,037,442	6,766,805	27,136,171	36,334,349	18,800,980	36,334,349
Non-cash data swaps	--	8,880,000	18,958,700	19,950,650	9,466,932	19,950,650
Total	28,207,182	75,169,326	276,372,587	389,342,827	153,393,300	389,342,827

Multi-client Services (period end)
Cumulative amortization	19,144,526	37,773,805	130,476,232	182,331,417	60,708,789	182,331,417
Net book value	9,062,656	37,395,521	145,896,355	207,011,410	92,684,511	207,011,410
Backlog	11,250,000	77,900,000	137,430,000	152,000,000	128,027,839	152,000,000
Deferred revenue balance	3,007,544	37,212,684	41,058,645	50,997,058	44,801,757	50,997,058
Square Miles of Data Library	402	914	3,698	5,267	2,035	5,267

GLOBAL GEOPHYSICAL SERVICES

Table 2: Reconciliation of Net Income to EBIT and EBITDA (Non-GAAP Measures)(1) UNAUDITED

	Three Month Period Ended June 30,				Six Month Period Ended June 30,
	2011		2010		2011
	Amount	per share(3)	Amount	per share(3)	Amount	per share(3)
UNAUDITED
Net Income (Loss), attributable to common share holders	$ 585,079.02		$ (12,064,398)	(.41)	$ 3,374,561.09

Net Income, attributable to noncontrolling interests	149,678		--		106,161
Income tax expense (benefit)	1,942,807		(10,233,938)		4,955,069
Interest expense, net	6,283,336		5,425,185		12,090,456
(EBIT)	8,960,900.24		(16,873,151)	(.57)	20,526,247.56

Add: Multi-client amortization	26,344,609		14,242,685		51,855,185
Add: Net depreciation and other amortization (2)	6,227,978		7,686,069		14,562,507
(EBITDA)	41,533,487	1.13	5,055,603.17		86,943,939	2.37

(1) EBIT, EBITDA, EBIT per share and EBITDA per share (as defined in the calculations above) are non GAAP measurements. Management uses EBIT and EBITDA because it believes that such measurements are widely accepted financial indicators used by investors and analyst to analyze and compare companies on the basis of operating performance.
(2) Excludes Gain (Loss) of sale of assets and includes amortization of intangibles.
(3) Calculated using diluted weighted average shares outstanding.
CONTACT: Mathew Verghese
         Chief Financial Officer
         ir@globalgeophysical.com
         www.globalgeophysical.com
         Phone: 713-808-1750
         Fax: (713) 972-1008